Calculation of Filing Fee Tables
F-1
Londian Wason New Energy Tech Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, par value US$0.00001 per share	457(o)			$ 8,428,562.00	0.0001381	$ 1,163.98
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 8,428,562.00		$ 1,163.98
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,163.98
Offering Note
[1]	(1) Includes (a) ordinary shares represented by American depositary shares ("ADSs") that may be purchased by the underwriters pursuant to their over-allotment option, and (b) all ordinary shares represented by ADSs initially offered and sold outside the United States that may be resold from time to time in the United States either as part of the distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public. (2) ADSs issuable upon deposit of ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-297586). Each ADS represents 5 ordinary shares. (3) Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. (4) The Registrant previously registered ordinary shares represented by ADSs with a proposed maximum aggregate offering price not to exceed $100,000,000 on a Registration Statement on Form F-1, as amended (File No. 333-297230), which was declared effective by the Securities and Exchange Commission on August 11, 2026. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of ordinary shares represented by ADSs having a proposed maximum aggregate offering price of $ 8,428,562 is hereby registered.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date